Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION


                                 1100 LOUISIANA
                                   SUITE 1800                   AUSTIN, TEXAS
                               HOUSTON, TEXAS 77002             (512)499-3800

                               (713) 951-3300                 CHICAGO, ILLINOIS
                            FACSIMILE (713) 951-3314            (312)425-3900

                                                                 DALLAS, TEXAS
                                                                (214)855-4500

                                                         LOS ANGELES, CALIFORNIA
                                                                (310)820-8800

                                                             NEW YORK, NEW YORK
      Donald W. Brodsky                                         (212)704-6000
       (713) 951-3341
    dbrodsky@jenkens.com                                    PASADENA, CALIFORNIA
                                                                (626)578-7400

                                                             SAN ANTONIO, TEXAS
                                                                (210)246-5000

                                                                WASHINGTON, D.C.
                                                                (202) 326-1500

                                 June 13, 2002



Denbury Resources Inc.
Attention:  Mr. Phil Rykhoek
5100 Tennyson Parkway, Suite 3000
Plano, Texas  75024

         Re: Denbury Resources Inc. - Registration Statement on Form S-8

Gentlemen:

     We have acted as securities counsel to Denbury Resources Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission on or about June 13, 2002, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,600,000 shares of the $0.001 par value common stock (the "Common Stock") of the Company that may be issued by the Company under the Denbury Resources Inc. Stock Option Plan (the "Option Plan") and 500,000 shares of Common Stock that may be issued by the Company under the Denbury Resources Inc. Employee Stock Purchase Plan (the "ESPP"). For the purposes hereof, the Option Plan and the ESPP will be referred to collectively as the "Plans" and the shares of Common Stock that may be issued under the Plans will be referred to collectively as the "Shares."

     You have requested an opinion with respect to certain legal aspects of the issuance of the Shares. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the amendment of the Plans, the issuance of the Shares pursuant to the Plans and related matters; (3) the Registration Statement and exhibits thereto, (4) the Plans, as amended; and (5) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained.

     In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content of the Registration Statement, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed

                                     EX 5-1
reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examinations, and the consideration of, and reliance upon, the documents and other matters described above, and assuming that:

         (1) the Shares to be issued in the future under the Plans will be duly issued and sold in accordance with the terms of the Plans, and pursuant to the terms of options issued under and in accordance with the terms of the Plans,

         (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares for issuance pursuant to options granted under the Plans, and

         (3) the consideration for the Shares issued pursuant to exercise of options issued under the Plans is actually received by the Company as provided in the Plans and exceeds the par value of such Shares, we are of the opinion that the Shares issued or sold in accordance with the terms of the Plans, and pursuant to options issued under and in accordance with the terms of the Plans, will be duly and validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and the federal laws of the United States of America and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. You should be aware that this firm is not admitted to the practice of law in the State of Delaware and the opinion herein as to the General Corporation Law of the State of Delaware is based solely upon unofficial compilations thereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                         Respectfully submitted,

                                         Jenkens & Gilchrist
                                         A Professional Corporation


                                      By:  /s/ Donald W. Brodsky
                                         --------------------------------
                                           Donald W. Brodsky
                                           Authorized Signatory


DLS:cab


                                     EX 5-2